Exhibit 5

[Baird Holm L.L.P. letterhead]
Dennis J. Fogland

1500 Woodmen Tower Omaha, Nebraska 68102-2068 Tel: 402.344.0500 Fax: 402.344.0588 Direct: 402.636.8264 dfogland@bairdholm.com www.bairdholm.com

September 5, 2006

Husker Ag, LLC

54048 Highway 20

Plainview, Nebraska 68769

RE:	Registration Statement on Form S-3

15,318 Membership Units

15,318 Subscription Rights

Ladies and Gentlemen:

We have acted as counsel for Husker Ag, LLC (the “Company”), a Nebraska limited liability company, in connection with the preparation of the Company’s Registration Statement on Form S-3 (as such Registration Statement may be amended from time-to-time, the “Registration Statement”). The Registration Statement was filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on September 5, 2006, for the registration of a maximum of 15,318 rights to acquire membership units (the “Subscription Rights”) and a maximum of 15,318 membership units (the “Membership Units”). We are opining herein only as to the validity of the Subscription Rights and Membership Units under the internal laws of the State of Nebraska, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

In so acting as counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Articles of Organization, as amended, and its Operating Agreement, as amended. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and other instruments, and of certificates or comparable documents of public officials and of officers and representatives of the Company and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

Husker Ag, LLC

September 5, 2006

As to all questions of fact material to this opinion, we have with your permission, without any investigation or independent confirmation, relied upon, and assumed the accuracy of, certificates or other comparable documents of officers and representatives of the Company.

In rendering the opinion expressed below, we also have assumed, with your permission and without independent verification: (a) that the signatures of person signing all documents in connection with which this opinion is rendered are genuine and authorized; (b) that all documents submitted to us as originals or duplicate originals are authentic; and (c) that all documents submitted to us as copies, whether certified or not, conform to authentic original documents.

Our opinions hereinafter expressed are subject to (a) the effect of bankruptcy, fraudulent conveyance, insolvency, reorganization, arrangement, moratorium or similar laws relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, whether enforcement is considered in equity or at law, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding thereof may be brought; and (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

Based upon the foregoing and subject to the assumptions, qualifications, and limitations set forth herein, it is our opinion that:

1. The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Nebraska.

2. The Subscription Rights have been duly and validly authorized, and when distributed to the members in the manner contemplated by the Registration Statement will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with the terms and conditions set forth in the Registration Statement.

3. The Membership Units have been duly authorized and upon issuance, delivery, and payment in the manner contemplated by the Registration Statement, the Membership Units will be legally issued, fully paid and non-assessable.

The opinion set forth herein is given as of the date hereof and is expressly limited to the matters stated, and we undertake no obligation to update this opinion subsequent to the date hereof. We are delivering this opinion to the Company solely to satisfy the requirement of the Securities and Exchange Commission set forth in Item 601(a) and Item 601(b)(5)(i) of Regulation S-K under the Securities Act, as amended, and no other person may rely on this opinion without our prior written consent.

Husker Ag, LLC

September 5, 2006

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the Prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, as amended, or the rules and regulations thereunder.

Very truly yours,

BAIRD HOLM LLP

By:	/s/ Dennis J. Fogland
Dennis J. Fogland, Attorney